CERTIFICATE OF OWNERSHIP AND MERGER

                                                  of

                                    CalEnergy Company, Inc.,
                                    a Delaware corportaion

                                              into

                                    California Energy Company, Inc.,
                                    a Delaware corporation


IT IS HEREBY CERTIFIED THAT:

1. California Energy Company, Inc., (the "Company") is a business corporation of the State of Delaware.

2. The Company is the owner of all of the outstanding shares of stock of CalEnergy Company, Inc., which is also a business corporation of the State of Delaware.

3. On December 5, 1995, the Board of Directors of the Company adopted the following resolutions authorizing the officers to take all appropriate actions to change the corporate name of the Company to CalEnergy Company, Inc.

   WHEREAS, the Board believes the name of the Company should be changed to reflect the broader scope of its activities.

  RESOLVED, that the Board hereby authorized and approves the change of the Company's name to "CalEnergy Company, Inc." and all such documents and resolutions necessary to complete such name change.

  RESOLVED, FURTHER, that any corporate resolutions necessary or desired in order to effectuate the foregoing are hereby adopted and approved in all respects, and the officers of the Company are hereby authorized and directed to execute such resolutions and file them with the Corporation's minute book.

4. Pursuant to the aforesaid authorization, on December 5, 1995, the following further resolutions of the Board of Directors were adopted to merge CalEnergy Company, Inc. into the Company pursuant to Section 253 of the General Corporation Law of the State of Delaware and in connection with this merger to change the corporate name of the Company to CalEnergy Company, Inc.

  RESOLVED, that the Board hereby authorized and approves the merger of a wholly-owned subsidiary of the Company, a Delaware corporation named CalEnergy Company, Inc. ("Subsidiary") into the Company in such a manner that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were held and enjoyed by the Subsidiary in its name change.

  RESOLVED, FURTHER, that the Company shall assume all of the liabilities and obligaitons of the Subsidiary.

  RESOLVED, FURHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration issued in respect thereof.

  RESOLVED, FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Company shall remain unchanged and continue to be such issued and out-standing share of the capital stock of the Company.

  RESOLVED, FURTHER, that the Company's name shall be CalEnergy Company, Inc. upon merger of the Subsidiary into the Company.

  RESOLVED, FURTHER, that the Certificate of Incorporation, By-laws and other outstanding instruments and securities of the Company shall be unchanged and unaffected by the merger.

  RESOLVED, FURTHER, that the officers and directors of the Company before the merger shall continue to be the officers and directors of the Company following the merger without change.

  RESOLVED, FURTHER, that the officers of the Company are hereby authorized and directed to take such actions and execute and file such documents as they deem appropriate to implement the purposes of the foregoing resolutions.

5.  The effective date of this merger and name change shall be March 26, 1996.

Executed as of March 22, 1996.


                                    CALIFORNIA ENERGY COMPANY, INC.
                                    a Delaware corporation

                                    By: /s/ Steven A. McArthur
                                        Steven A. McArthur
                                        Secretary


                                    By: /s/ Douglas L. Anderson
                                        Douglas L. Anderson
                                        Assistant Secretary